UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CLOUDERA, INC.

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June 2021

This document is intended to provide clarifying information for customers, partners, analysts and the general public to better understand the Cloudera news released June 1, 2021.

Executive Summary

Cloudera is being acquired by 2 leading global investment firms, Clayton, Dubilier & Rice (CD&R) and KKR. The transaction is expected to close in the second half of calendar year 2021. As a private company, with the expertise and support CD&R and KKR, Cloudera will have the resources and flexibility to drive product innovation, cloud transformation and customer growth.

Below are the primary reasons why this path presents the best way forward for Cloudera employees, customers, partners and shareholders.

•	Investment

•	Freedom to invest in business growth and take calculated risks

•	Investment decisions can have a long-term time horizon

•	Innovation

•	Focus R&D on high-growth markets

•	Build new products with a sustainable competitive advantage

•	Hybrid Cloud

•	Double-down on our efforts to lead in hybrid and multi-cloud analytics

•	Shift market perception to Data Cloud leadership

•	Transformation

•	Rapidly develop a cloud-first business model with a high-velocity, lower-cost GTM

•	Build systems, processes and people to support a cloud operating model

•	Growth

•	Increase our growth rates through product-led innovation

•	Expand our market opportunity with easy analytics built for business people

We are excited about the opportunity in front of us. Our core vision and strategy remain fully intact. We are the Enterprise Data Cloud Company.

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June 2021

Frequently Asked Questions

What is being announced?

Cloudera announced that it has entered into a definitive agreement to be acquired by leading global investment firms, CD&R and KKR, in an all-cash transaction that values Cloudera at approximately $5.3 billion, or $16.00 per share.

Why is this good for Cloudera?

We believe that as a private company, we can be even more agile with greater flexibility to continue investing in innovation for the long term, building on our leadership position, staying ahead of competitors and serving our customers better.

How will these announcements benefit customers and partners?

We believe these changes will help us to realize our CDP roadmap, which should bring new and improved capabilities to customers, sooner. We expect that the integration of the acquired technologies will enable us to offer fully managed CDP SaaS offerings, enabling customers to more easily and cost-effectively adopt CDP Public Cloud and CDP Hybrid Cloud solutions. We also expect the new technologies to accelerate our plans for “self-service data and analytics in the cloud” and easy analytics built for business people.

Why do CD&R and KKR want to acquire Cloudera?

CD&R and KKR have a proven track record and focus on operational excellence to build stronger, more profitable businesses. Both firms have followed Cloudera’s journey over a number of years and believe in our mission of helping companies make better use of their data in the ever-evolving hybrid IT environment. They share our excitement about CDP and believe it has emerged as the clear leader in hybrid and multi-cloud analytics that is delivering transformative business insights for the world’s largest and most successful enterprises.

CD&R and KKR are investing to support Cloudera’s long-term innovation, growth, and operational effectiveness. They bring resources, expertise, and a long term investment horizon that will help to drive product innovation, cloud transformation and customer growth. As a private company, with the strong support of investors who share our vision, we will have flexibility to double down on leading in hybrid and multi-cloud analytics, the agility to move quickly and take risks, and strong alignment focused on driving long term global growth.

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June 2021

Can you share additional financial details of the deals?

The terms of this all-cash deal provide substantial value to Cloudera stockholders. CD&R & KKR will acquire all outstanding shares of Cloudera common stock for a total value of approximately $5.3 billion. Stockholders will receive $16.00 in cash per share, representing a 24% premium over the closing share price as of May 28th, 2021 and a 30% premium over the 30-day volume weighted average price.

When does this happen, what is the timeline?

The CD&R and KKR acquisition of Cloudera is expected to close in the second half of 2021.

Is there a chance that the deal will not close, and if so, what will happen?

Closing of the deal is subject to customary closing conditions, including the approval of Cloudera stockholders and antitrust approval. That being said, we have a high degree of confidence that the deal will close. If, in the rare event, the deal does not close, we will continue to run Cloudera as an independent public company. Business as usual.

What happens until the transaction closes?

Until the closing, we will be running Cloudera business as usual.

What happens during the 30 day “go-shop” period?

The “go-shop” period is a common provision in acquisition agreements which allows the Cloudera Board and its advisors to actively initiate, solicit and consider alternative acquisition proposals from third parties. The Board will have the right to terminate the merger agreement to enter into a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurance that this “go-shop” will result in a superior proposal, and Cloudera does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or otherwise required.

Does this change the Cloudera leadership team?

No. It is business as usual.

Will the name of the company change?

No, Cloudera will remain Cloudera, Inc.

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June 2021

How will these changes impact our product roadmap?

These moves are all about enabling us to deliver new CDP capabilities faster.

Can you share information about new products or product updates?

Until the transactions close we can’t share any specific plans. Once the transactions close we will share plans to communicate our updated roadmap.

Do these changes affect how customers purchase or obtain support?

No, not as a result of any of these transactions.

Do these changes have any effect on current Cloudera End of Support timelines?

No, not as a result of any of these transactions.

Will there be changes to pricing or licensing?

No, not as a result of any of these transactions.

Will my account manager and/or support team change?

No, not as a result of any of these transactions.

If I’m a Datacoral or Cazena customer, does this change anything for me?

Initially there will not be any significant changes. Cloudera will honor previous Datacoral and Cazena commitments. Over time as the two organizations are integrated into Cloudera, expect to see minor changes as they transition to the Cloudera organization and systems.

What happens to the current Datacoral and Cazena product offerings?

Initially not much, Cloudera will honor all previous Datacoral and Cazena product and support commitments. Over time we will look to make appropriate adjustments to integrate the products into the Cloudera product and offering portfolio.

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When will the Datacoral and Cazena offerings be integrated?

It is too soon to provide any specific guidance. Current product offerings and support commitments will be supported. We will be assessing our roadmap and will share information as soon as reasonably possible.

Will this impact any of our partnerships?

Partners should not see any changes. We will operate “business as usual” until the transaction with CD&R and KKR closes. We believe our priorities will remain the same and expect our relationship with our Partners will continue business as usual.

Do these changes impact the Cloudera Partner program?

We do not anticipate any changes to the program as a result of these transactions.

What happens to joint marketing efforts underway or planned?

We expect to operate “business as usual”, so expect to continue all planned activities.

How does this news impact partners? Should I be concerned about our partnership?

We believe this news should be positive for all of our Partners. Executing on the CDP roadmap should benefit our partners and our customers.

Important Information and Where to Find It

In connection with the proposed transaction between Cloudera, Inc. (“Cloudera”) and an affiliate of CD&R and KKR, a special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction. Cloudera expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Cloudera stockholders. Cloudera may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Cloudera may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE

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June 2021

THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Cloudera through the website maintained by the SEC at www.sec.gov, Cloudera’s investor relations website at https://investors.cloudera.com/home/default.aspx or by contacting the Cloudera investor relations department at the following:

Kevin Cook

investor-relations@cloudera.com

650-644-3900

Participants in the Solicitation

Cloudera and certain of its directors, and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Cloudera’s stockholders will be set forth in the Proxy Statement for its special stockholder meeting. Cloudera stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Cloudera directors and executive officers in the transaction, which may be different than those of Cloudera stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements About the Proposed Transaction

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Cloudera’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Cloudera, CD&R and KKR, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control,

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June 2021

and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Cloudera’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by CD&R and KKR to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) the impact of the COVID-19 pandemic on Cloudera’s business and general economic conditions; (vii) Cloudera’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm Cloudera’s business, including current plans and operations; (xi) the ability of Cloudera to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting Cloudera’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which Cloudera operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Cloudera’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact Cloudera’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Cloudera’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Cloudera’s financial condition, results of operations, or liquidity. Cloudera does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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